SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 3, 2006

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:   (801) 553-6600

Item 8.01	Other Events

Amendment of Certificate of Incorporation

On July 3, 2006, Fonix Corporation (the “Company”) amended its Certificate of Incorporation by filing with the Delaware Secretary of State’s office a Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”).

The purpose of the amendment was to increase the authorized capital of the Company, specifically the number of shares of Class A common stock that the Company is authorized to issue. Following the filing of the Certificate of Amendment, the Company is authorized to issue up to 5,000,000,000 shares of its Class A common stock.

The Company’s shareholders approved the amendment to the Company’s Certificate of Incorporation at the 2006 meeting of the Company’s shareholders, held on June 23, 2006.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements

None

(b)	Exhibits

3(i)	Certificate of Amendment to Certificate of Incorporation, filed July 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: July 11, 2006

	By:	/s/ Roger D. Dudley
Roger D. Dudley
Executive Vice President and
Chief Financial Officer
(Principal Accounting Officer)